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                                                                    EXHIBIT 4(a)

      State of Delaware
      Secretary of State
   Division of Corporation
Delivered 04:29 PM 01/13/2005
 FILED 04:29 PM 01/13/2005
SRV 050032521 - 3912224 FILE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             CITIGROUP FUNDING INC.

                                    * * * * *

      FIRST: The name of the corporation is: Citigroup Funding Inc. (hereinafter the "Corporation").

      SECOND: The address of registered office of the Corporation in the State of Delaware is Corporation Trust Centre, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

      FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares and the par value of each of such shares is One Cent ($.01).

      FIFTH: The name and mailing address of each incorporator is as follows:

      NAME                                   MAILING ADDRESS
      ----                                   ---------------
Kenneth S. Cohen                  425 Park Avenue, New York, NY 10022

      SIXTH: The Corporation is to have perpetual existence.

      SEVENTH: The following provisions are inserted for the management of the business and conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

            (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

            (2) The directors shall have concurrent power with the stockholders to make, alter, change, add to or repeal the By-Laws of the Corporation.

            (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

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            (4)   No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of fiduciary duty as director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

      EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation.

      NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 13th day of January, 2005.

                                                  /s/ Kenneth S. Cohen
                                                  -----------------------------
                                                  Kenneth S. Cohen
                                                  Sole Incorporator

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                             Written Consent of the
                             Sole General Partner of
                      Citigroup Funding Limited Partnership
                   Pursuant to Title 6, Section 17-103 of the
                             Uniform Partnership Act

The Undersigned, being the sole general partner of CITIGROUP FUNDING LIMITED PARTNERSHIP (the "Limited Partnership"), does hereby consent to the use of the name "Citigroup Funding Inc." in the forming of a corporation and does hereby authorize Kenneth S. Cohen to use such name as the sole incorporator of the corporation to be known as Citigroup Funding Inc.

IN WITNESS WHEREOF, the undersigned has executed this consent on this 13th day of January, 2005.

                           CITIGROUP GENERAL PARTNER LLC

                           By: /s/ David Bruce Hendrik
                               -----------------------------------
                               David Bruce Hendrik

                               Director and Vice President